EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Beauty Biosciences LLC , a Texas limited liability company

Big Planet, Inc., a Delaware corporation

Corner Canyon Canada, Inc., an Ontario corporation

Corner Canyon Manufacturing, Inc., a Utah corporation

Elevate Nutraceuticals LLC, a Utah limited liability company

Grōv Technologies, LLC, a Utah limited liability company

Grow Solutions Tech LLC, a Utah limited liability company

Guangdong Xingchuang Daily-Use & Health Products Co. Ltd., a Chinese company

Ingredient Innovations International Company, a Delaware corporation

Innuvate Health Sciences LLC, a Utah limited liability company

LifeDNA, Inc., a Delaware corporation

L&W Holdings, Inc., a Utah corporation

MyFavoriteThings, Inc., a Delaware corporation

NOX Technologies, Inc., a Delaware corporation

NSE Asia Products, Pte. Ltd., a Singapore corporation

NSE Investments, Inc., a Delaware corporation

NSE Products Europe BV, a Belgium private limited liability company

NSE Products, Inc., a Delaware corporation

NSEMC, Inc., a Delaware corporation

NSJ Ltd., a Japan corporation

Nu Berry, LLC, a Utah limited liability company

Nu Skin (China) Daily-Use & Health Products Co., Ltd., a Chinese company

Nu Skin (Malaysia) Sdn. Bhd., a Malaysia corporation

Nu Skin Argentina, Inc., a Utah corporation

Nu Skin Asia Holdings, Pte. Ltd., a Singapore corporation

Nu Skin Asia Investment, Inc., a Delaware corporation

Nu Skin Beauty and Wellness Co. Ltd., a Chinese company

Nu Skin Brazil, Ltda., a Brazil limited liability company

Nu Skin Canada, Inc., a Utah corporation

Nu Skin Colombia, Inc., a Delaware corporation

Nu Skin Czech Republic, s.r.o., a Czech Republic limited liability company

Nu Skin Eastern Europe Kft., a Hungary limited liability company

Nu Skin El Salvador, S.A. de C.V., an El Salvador corporation

Nu Skin Enterprises (Thailand) Limited, a Delaware corporation

Nu Skin Enterprises (Thailand) Limited, a Thailand corporation

Nu Skin Enterprises Australia, Inc., a Utah corporation

Nu Skin Enterprises Chile Ltda., a Chile limited liability company

Nu Skin Enterprises de Venezuela, C.A., a Venezuela corporation

Nu Skin Enterprises Hong Kong, LLC, a Delaware limited liability company

Nu Skin Enterprises New Zealand, Inc., a Utah corporation

Nu Skin Enterprises Philippines, LLC, a Delaware limited liability company

Nu Skin Enterprises Poland Sp. z o.o., a Poland limited liability company

Nu Skin Enterprises Singapore Pte. Ltd., a Singapore corporation

Nu Skin Enterprises South Africa (Proprietary) Limited, a South Africa proprietary limited company

Nu Skin Enterprises SRL, a Romania limited liability company

Nu Skin Enterprises Ukraine, LLC, a Ukraine limited liability company

Nu Skin Enterprises United States, Inc., a Delaware corporation

Nu Skin Enterprises Vietnam Limited Liability Company, a Vietnam limited liability company

Nu Skin France, SRL, a France limited liability company

Nu Skin Germany, GmbH, a Germany limited liability company

Nu Skin Honduras, S.A., a Honduras corporation

Nu Skin International Management Group, Inc., a Utah corporation

Nu Skin International, Inc., a Utah corporation

Nu Skin Islandi ehf., an Iceland private limited liability company

Nu Skin Israel, Inc., a Delaware corporation

Nu Skin Italy, Srl, an Italy limited liability company

Nu Skin Japan Company, Limited, a Japan corporation

Nu Skin Korea Ltd., a Korea corporation

Nu Skin Malaysia Holdings Sdn. Bhd., a Malaysia corporation

Nu Skin Mexico, S.A. de C.V., a Mexico corporation

Nu Skin Netherlands, B.V., a Netherlands private limited liability company

Nu Skin New Caledonia EURL, a France limited company

Nu Skin Norway AS, a Norway private limited liability company

Nu Skin Peru S.A.C., a Peru company

Nu Skin Scandinavia A/S, a Denmark stock-based corporation

Nu Skin Services Costa Rica S.A., a Costa Rica corporation

Nu Skin Slovakia s.r.o., a Slovak Republic limited liability company

Nu Skin Taiwan, LLC, a Utah limited liability company

Nu Skin United Kingdom Ltd, a United Kingdom private company

NuSkin Belgium, NV, a Belgium limited liability company

NuSkin Pharmanex (B) Sdn. Bhd, a Brunei corporation

Pharmanex (Huzhou) Health Products Co., Ltd., a Chinese company

Pharmanex Electronic-Optical Technology (Shanghai) Co., Ltd., a Chinese company

Pharmanex, LLC, a Delaware limited liability company

PT. Nu Skin Distribution Indonesia, an Indonesia corporation

PT. Nusa Selaras Indonesia, an Indonesia corporation

RHYZ Analytical, Inc., a Utah corporation

RHYZ Inc., a Delaware corporation

Shanghai NU Town E-commerce Co. Ltd., a Chinese company

Shanghai Nuskin Chuangxing Daily-Use & Health Product Co. Ltd., a Chinese company

Treviso, LLC, a Utah limited liability company

Vertical Eden LLC, a Utah limited liability company

Wasatch Product Development, LLC, a Utah limited liability company